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                                                                     EXHIBIT 2.1


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        STERLING CHEMICALS HOLDINGS, INC.

                                      INTO

                            STERLING CHEMICALS, INC.

           (Under Section 253 of the Delaware General Corporation Law)

         Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Corporation") hereby certifies:

         FIRST: That the Corporation owns all of the outstanding shares of each class of the capital stock of Sterling Chemicals, Inc., originally incorporated as STX Chemicals Corp. and the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on May 10, 1996 (the "Subsidiary").

         SECOND: That pursuant to the terms of the confirmation order (the "Order") entered by the United States Bankruptcy Court for the Southern District of Texas on November 21, 2002 in the reorganization proceeding styled In re Sterling Chemicals Holdings, Inc., et al., Case No. 01-37805-H4-11, which confirmed the Joint Plan of Reorganization of the Corporation dated October 14, 2002 (the "Joint Plan of Reorganization"), the Corporation shall, pursuant to
Section 253 of the Delaware General Corporation Law (the "DGCL"), merge with and into the Subsidiary, with the Subsidiary to be the surviving corporation, and, except as otherwise provided in the Joint Plan of Reorganization, the Subsidiary shall assume all of the Corporation's liabilities and obligations in order, among other things, to put into effect and carry out the terms of the Order and the Joint Plan of Reorganization.

         THIRD: That upon the filing of this Certificate of Ownership and Merger, notwithstanding Section 253(a) of the Delaware General Corporation Law, the treatment of stockholders of the Corporation and the surviving corporation shall be as set forth in the Joint Plan of Reorganization, as effectuated pursuant to Section 303 of the DGCL, and as a result thereof (i) no shares of capital stock of the Subsidiary shall be issued to the holders of any shares of stock of the Corporation outstanding immediately prior to such filing upon surrender of certificates therefor but instead all such shares of stock of the Corporation shall be deemed cancelled and extinguished simultaneously with the filing of this Certificate of Ownership and Merger; (ii) all shares of stock of the Subsidiary outstanding immediately prior to such filing shall be deemed cancelled and extinguished simultaneously with the filing of this Certificate of Ownership and Merger; and (iii) the holders of Old Discount Notes shall receive the Merger Consideration (as such terms are defined in the Joint Plan of Reorganization).

         FOURTH: That in accordance with Section 303 of the Delaware General Corporation Law, in lieu of resolutions of the Board of Directors authorizing the same, the undersigned, an officer of the Corporation and the Subsidiary authorized by the Order, has been directed to execute this Certificate of Ownership and Merger and to file the same in the office of the Secretary of State of the State of Delaware.

         FIFTH: That from the period after the filing of this Certificate of Ownership and Merger until the Effective Date (as such term is defined in the Joint Plan of Reorganization) the members of the Board of Directors of the Corporation shall serve as the Board of Sterling Chemicals, Inc. until replaced on the Effective Date pursuant to the Joint Plan of Reorganization.

         SIXTH: That the merger herein provided for shall become effective
at       (Delaware time) on December   , 2002.



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         IN WITNESS WHEREOF, Sterling Chemicals Holdings, Inc. and Sterling
Chemicals, Inc. have each caused their corporate seals to be affixed and this Certificate of Ownership and Merger to be signed by David G. Elkins, their
authorized officer, this      day of December, 2002.


                                   STERLING CHEMICALS HOLDINGS, INC.



                                   By:
                                       -----------------------------------------
                                          David G. Elkins
                                          President
                                          Co-Chief Executive Officer



                                   STERLING CHEMICALS, INC.



                                   By:
                                       -----------------------------------------
                                          David G. Elkins
                                          President
                                          Co-Chief Executive Officer





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